Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Media Contacts:
Phyllis A. Knight	Colleen T. Bauman
Chief Financial Officer	Investor Relations
(248) 340-9090	(248) 340-7731

CHAMPION ENTERPRISES, INC.
REPORTS THIRD QUARTER INCOME

Stronger profits from improved operating margins, higher factory backlogs and continued modular growth among third quarter highlights

     Auburn Hills, Mich., October 21, 2004—Champion Enterprises, Inc. (NYSE: CHB), a leader in the factory-built housing industry, today reported results for its third quarter and nine months ended October 2, 2004. For the quarter, net income was $10 million, or $0.12 per diluted share, compared to a loss of $81 million, or $1.41 per diluted share, in the comparable quarter of 2003. Revenues for the quarter were $316 million, up from $311 million in the third quarter of 2003.

     Champion’s improved results reflect the company’s continuing progress in improving operations, which reported stronger margins on a modest 2% increase in net sales. Comparisons of year-over-year net sales, income (loss) from continuing operations and net income (loss) are shown below:

	Three months ended			Nine months ended
(In millions, except per share)	Oct. 2,	Sept. 27,		Oct. 2,	Sept. 27,
	2004	2003		2004	2003
Net sales	$315.7	$310.9		$858.9	$849.4
Income (loss)-cont. operations	$10.0	($71.6)	*	$18.0	($79.7)	*
Per diluted share	$0.12	($1.25)		$0.23	($1.49)
Net income (loss)	$10.0	($81.1)	*	$19.1	($99.5)	*
Per diluted share	$0.12	($1.41)		$0.24	($1.84)

*	Included $34 million of goodwill impairment charges and $29 million of expenses for the closure of retail sales centers and homebuilding facilities.

2004 Third Quarter Highlights

•	Pretax internal operating results (per the table below) improved year-over-year by $17.6 million for the quarter and $42.8 million year-to-date;

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•	In the third quarter, an 8.2% margin, or $22.1 million of segment income, was reported by manufacturing operations on net sales of $269 million;

•	Manufacturing backlogs at quarter end totaled $116 million, an 81% improvement from a year earlier and a 29% improvement from this year’s second quarter end level;

•	Year-over-year modular homes sold increased 24% for the quarter and 34% for the year, representing 14% of total manufacturing home shipments and 18% of manufacturing revenues in the nine-month period;

•	Retail operations reported segment income of $1.6 million, or 2.2% of net sales;

•	During the quarter, $17 million in cash flow was generated from continuing operations even with a working capital increase of $12 million; and

•	Cash and cash equivalents increased to $133 million.

Management Comments and Outlook

     William Griffiths, President and Chief Executive Officer, commented, “We are pleased with the results reported today, particularly with the progress our core manufacturing operations continue to make. Despite business interruption in the southeast due to the recent hurricanes and continued escalation in commodity costs, margins for this segment improved to 8.2%. This manufacturing profitability is the highest level reported since the third quarter of 1998, prior to the start of the industry downturn. These results are a reflection of the company’s focus on productivity enhancements and set the stage for future margin improvement.

     “We are encouraged that our modular business continued to build momentum, helping to offset continued weak HUD Code shipments. Further development of our modular platform will continue to be an important part of our strategy. We also remain committed to achieving continued productivity gains at our manufacturing and retail locations, while strengthening our regional operations and focus. Our strong cash balances and lower debt levels position us well for growth opportunities,” Griffiths concluded.

Operating Results

     Below is a summary of Champion’s pretax internal operating results, which management regards as a useful measure in evaluating its core operations of producing and selling factory-built housing because restructuring charges, non-cash capital structure related items, goodwill impairment charges and income taxes are excluded:

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	Three months ended			Nine months ended
(In millions)	Oct. 2,	Sept. 27,	Better/	Oct. 2,	Sept. 27,	Better/
	2004	2003	(worse)	2004	2003	(worse)
Manufacturing segment inc.	$21.1	$12.6 **	$8.5	$43.3	$18.8 **	$24.5
Retail segment inc. (loss)	1.6	(0.9) **	2.5	3.4	(4.4) **	7.8
General corporate expenses	(6.5)	(10.4)	3.9	(19.4)	(24.1)	4.7
Intercompany eliminations	0.2	(0.1) **	0.3	(0.5)	0.5 **	(1.0)
Interest expense, net	(4.3)	(6.7)	2.4	(13.8)	(20.6)	6.8

Pretax internal operating results	12.1	(5.5) **	17.6	13.0	(29.8) **	42.8
Restructuring reversal (charges)	1.0	(29.0)	30.0	1.0	(29.0)	30.0
Mark-to-market charge for stock warrants	(2.3)	(2.5)	0.2	(3.5)	(2.5)	(1.0)
Debt retirement (loss) gain	—	—	—	(2.8)	13.8	(16.6)
Goodwill impairment charges	—	(34.2)	34.2	—	(34.2)	34.2
Income tax (expense) benefits	(0.8)	(0.4)	(0.4)	10.3	2.0	8.3

Income (loss)-cont. operations	10.0	(71.6)	81.6	18.0	(79.7)	97.7
Income (loss)-discont. operations	—	(9.5)	9.5	1.1	(19.8)	20.9

Net income (loss)	$10.0	($81.1)	$91.1	$19.1	($99.5)	$118.6

**	Before restructuring charges and closing related expenses of $22.7 million for manufacturing and $8.4 million for retail, while intercompany eliminations is before $2.1 million of related income.

Manufacturing- In the third quarter of 2004, manufacturing net sales increased to $269 million from $261 million in the year earlier period and segment income rose to $22.1 million, or 8.2% of revenues, from a loss a year ago. In the third quarter of 2003, the manufacturing segment reported a loss of $10.1 million, which included $20.6 million of restructuring charges and a $2.1 million warranty provision for previously closed facilities. On a per plant basis, the company’s incoming order rate increased 8% for the quarter compared to a year earlier. Based on the most recently available MHI data, Champion’s HUD Code wholesale market share rose to 15.2% for the July and August period from 15.0% year-to-date June and 14.3% year-to-date March.

Retail- For the quarter ended October 2, 2004, Champion’s retail operations reported segment income of $1.6 million, consisting of $1.9 million of income at ongoing locations and $0.3 million of costs for closed lots. The quarter’s results improved from a loss of $9.4 million in the third quarter of 2003, which included $8.4 million of restructuring charges. Year-over-year same store quarterly net sales increased 9%, while total net sales were down 3% due to the company operating an average of 18% fewer locations offset by a 34% increase in the average new home selling price.

Other- Results in the third quarter and year-to-date periods of 2004 included mark-to-market charges of $2.3 million and $3.5 million, respectively, related to the company’s outstanding common stock warrants for 2.2 million shares as a result of the increase in Champion’s common stock price during the periods. Net interest expense decreased 36% versus the year earlier quarter as a result of debt reduction completed in 2003 and 2004. In the 2004 year-to-date period, a net loss of $2.8 million was recorded related to debt retirement and a $12 million income tax benefit was recorded as a result of decreasing the allowance for tax adjustments. In addition, $1.1 million of income from discontinued operations resulted from the settlement of contractual obligations in the year-to-date period of 2004. Prior year general corporate expenses for the quarter included $4.4 million of severance costs related to the termination of certain executive officers.

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Financial Position

     At the end of September 2004, cash and cash equivalents totaled $133 million, increasing from $116 million a quarter earlier, and long-term debt was $201 million. Net debt (total debt less cash and cash equivalents) decreased at quarter end to 46% of total net capital, or to $83 million from $114 million at the start of the year and $161 million a year ago. During the quarter, the company generated $16.8 million in cash flow from continuing operations despite a $12 million increase in working capital. This increase in working capital was driven primarily by a temporary increase in accounts receivable and higher raw material costs in inventory.

Conference Call

     Mr. Griffiths and Mrs. Knight will review results in a conference call for investors and analysts beginning at 11:00 am eastern time tomorrow. To participate in the conference call, please call the number below:

Dial-in #: Pass code #:	(866) 800-8648 58638714

     A replay of the conference call will be available after 1:00 pm eastern time tomorrow through midnight on Friday, October 29, 2004. The recording may be heard by dialing the number below:

Dial-in #: Pass code #:	(888) 286-8010 61880346

     The live call and the replay can also be accessed using the company’s website.

About Champion

     Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is one of the industry’s leading manufacturers and has produced over 1.6 million homes since the company was founded. The company operates 29 homebuilding facilities in 14 states and two Canadian provinces and 77 retail locations in 17 states. Independent retailers, including 825 Champion Home Center locations, and approximately 500 builders and developers also sell Champion-built homes. Further information can be found at the company’s website, www.championhomes.net.

Forward Looking Statements

     This news release contains certain statements, including statements regarding the company’s financial position, growth opportunities, improved operations, balance sheet strength and manufacturing backlog levels, that could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the company’s views with respect to future plans, events and financial performance. The company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the company’s most recently filed Form 10-K and other SEC filings, in each case under the section entitled “Forward Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(Dollars and weighted shares in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct. 2,	Sept. 27,	%	Oct. 2,	Sept. 27,	%
	2004	2003	Change	2004	2003	Change
Net sales:
Manufacturing	$269,498	$260,997	3%	$748,437	$733,261	2%
Retail	72,976	74,948	(3%)	186,728	203,109	(8%)
Less: intercompany	(26,800)	(25,011)		(76,300)	(86,986)

Total net sales	315,674	310,934	2%	858,865	849,384	1%
Cost of sales (1)	257,406	271,117	(5%)	712,385	728,044	(2%)

Gross margin	58,268	39,817	46%	146,480	121,340	21%
Selling, general and administrative expenses	40,890	47,552	(14%)	118,670	139,434	(15%)
Mark-to-market charge for common stock warrants (2)	2,300	2,500		3,500	2,500
Loss (gain) on debt retirement (3)	—	—		2,776	(13,833)
Goodwill impairment charges (1)	—	34,183		—	34,183
Restructuring charges (1)	—	20,100		—	20,100

Operating income (loss)	15,078	(64,518)	123%	21,534	(61,044)	135%
Interest expense, net	4,271	6,667	(36%)	13,854	20,644	(33%)

Income (loss) from continuing operations before income taxes (4)	10,807	(71,185)	115%	7,680	(81,688)	109%
Income tax expense (benefits) (5)	800	450		(10,300)	(1,950)

Income (loss) from continuing operations	10,007	(71,635)	114%	17,980	(79,738)	123%
Income (loss) from discontinued operations net of taxes (6)	(18)	(9,461)		1,118	(19,756)

Net income (loss)	$9,989	$(81,096)	112%	$19,098	$(99,494)	119%

Income (loss) from continuing operations	$10,007	$(71,635)		$17,980	$(79,738)
Less: preferred stock dividends	(259)	(164)		(678)	(619)
Less: amount allocated to participating securities (7)	(674)	—		(1,146)	—
Less: charge to retained earnings for induced preferred stock conversion (2)	—	—		—	(3,488)

Income (loss) from continuing operations available to common shareholders	$9,074	$(71,799)	113%	$16,156	$(83,845)	119%

Basic income (loss) per share (7):
Income (loss) from continuing operations	$0.13	$(1.25)	110%	0.23	$(1.49)	115%
Income (loss) from discontinued operations	—	(0.16)		0.02	(0.35)

Net income (loss)	$0.13	$(1.41)	109%	$0.25	$(1.84)	114%

Weighted shares for basic EPS	71,300	57,498		70,020	56,260

Diluted income (loss) per share (7):
Income (loss) from continuing operations	$0.12	$(1.25)	110%	$0.23	$(1.49)	115%
Income (loss) from discontinued operations	—	(0.16)		0.01	(0.35)

Net income (loss)	$0.12	$(1.41)	109%	$0.24	$(1.84)	113%

Weighted shares for diluted EPS	72,522	57,498		71,610	56,260

See accompanying Notes to Financial Information.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	Unaudited	Unaudited		Unaudited
	Oct. 2,	July 3,	January 3,	Sept. 27,
Assets	2004	2004	2004	2003
Cash and cash equivalents	$132,707	$115,868	$145,868	$144,796
Restricted cash	529	631	8,341	522
Accounts receivable, trade	40,173	30,673	13,773	41,958
Inventories	124,012	119,104	98,824	110,944
Current assets of discontinued operations (6)	—	—	—	1,650
Other current assets	13,484	19,381	18,325	15,072

Total current assets	310,905	285,657	285,131	314,942

Property, plant and equipment, net	90,874	93,524	95,821	99,164
Goodwill	126,553	126,516	126,537	126,501
Non-current assets of discontinued operations (6)	9	15	68	70
Other non-current assets	18,817	19,274	20,743	21,693

	$547,158	$524,986	$528,300	$562,370

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity (Deficit)
Floor plan payable	$13,861	$14,058	$14,123	$14,842
Accounts payable	36,200	33,806	26,724	42,902
Current liabilities of discontinued operations (6)	108	190	3,173	4,047
Other accrued liabilities	160,842	155,506	167,624	181,794

Total current liabilities	211,011	203,560	211,644	243,585

Long-term debt (3)	201,323	201,627	245,468	290,510
Other long-term liabilities	39,117	36,816	47,510	51,416
Redeemable convertible preferred stock (2)	20,750	20,750	8,689	8,629
Shareholders’ equity (deficit)	74,957	62,233	14,989	(31,770)

	$547,158	$524,986	$528,300	$562,370

See accompanying Notes to Financial Information.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS (UNAUDITED)
(In thousands)

	Three Months Ended		Nine Months Ended
	Oct. 2,	Sept. 27,	Oct. 2,	Sept. 27,
	2004	2003	2004	2003
Income (loss) from continuing operations	$10,007	$(71,635)	$17,980	$(79,738)
Adjustments:
Depreciation	2,713	3,839	8,666	12,215
Mark-to-market charge for common stock warrants (2)	2,300	2,500	3,500	2,500
Loss (gain) on debt retirement (3)	—	—	2,776	(13,833)
Goodwill impairment charges (1)	—	34,183	—	34,183
Fixed asset impairment charges, net (1)	(127)	17,181	(840)	15,347
Changes in cash collateral deposits (8)	—	—	—	9,600
Refundable income taxes	2,747	171	3,123	60,920
Decrease in allow. for tax adjustments (5)	—	—	(12,000)	—
Changes in working capital	(12,014)	11,181	(42,112)	(7,090)
Changes in accrued liabilities	10,360	21,605	(125)	13,008
Other	825	3,370	3,116	8,588

Cash provided by (used for) continuing operations	16,811	22,395	(15,916)	55,700

Income (loss) from discontinued operations	(18)	(9,461)	1,118	(19,756)
(Increase) decrease in net assets of discontinued operations	(23)	14,796	(3,006)	25,076

Cash (used for) provided by discontinued operations (6)	(41)	5,335	(1,888)	5,320

Additions to property, plant and equipment	(2,335)	(1,313)	(6,465)	(4,368)
Acquisition related deferred purchase price payments	—	—	—	(3,882)
Proceeds on disposal of fixed assets	2,405	117	3,645	5,193
Other	(54)	(103)	(163)	(446)

Cash provided by (used for) investing activities	16	(1,299)	(2,983)	(3,503)

Decrease in floor plan payable, net	(197)	(4,611)	(262)	(2,305)
Repayment of industrial revenue bond and other debt	(311)	(154)	(6,340)	(480)
Purchase of Senior Notes (3)	—	—	(10,395)	(35,830)
Decrease in restricted cash (8)	178	142	7,888	50,371
Preferred stock issued, net	—	—	12,000	—
Decrease in short-term borrowings	—	(7,000)	—	—
Common stock issued, net	642	764	5,154	1,064
Dividends paid on preferred stock	(259)	(169)	(419)	(937)
Deferred financing costs	—	(43)	—	(1,985)

Cash provided by (used for) financing activities	53	(11,071)	7,626	9,898

Increase (decrease) in cash and cash equivalents	16,839	15,360	(13,161)	67,415
Cash and cash equivalents at beginning of period	115,868	129,436	145,868	77,381

Cash and cash equivalents at end of period	$132,707	$144,796	$132,707	$144,796

See accompanying Notes to Financial Information.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)

(1) During the quarter ended September 27, 2003, the company recorded $29.0 million in pretax restructuring charges and other costs related to the closing of manufacturing facilities and retail sales centers, which included $8.9 million recorded in cost of sales. By segment, these charges were as follows: $22.7 million for manufacturing, $8.4 million for retail and $2.1 million of income for intercompany eliminations. In addition, retail goodwill impairment charges for the period totaled $34 million.

(2) As a result of increases in the company’s common stock price, during the three and nine months ended October 2, 2004 Champion recorded charges of $2.3 million and $3.5 million, respectively, for the change in estimated fair value of outstanding common stock warrants for 2.2 million shares issued in connection with the Series C preferred stock. A charge of $2.5 million related to these warrants was recorded during the quarter ended September 27, 2003. During the first quarter of 2004, the preferred shareholder exercised its right to purchase $12 million of Series B-2 preferred stock. During the first quarter of 2003, the company agreed to accelerate the reduction in the conversion price for its Series C preferred stock. This amendment to the preferred stock terms was accounted for as an induced conversion, resulting in a charge directly to retained earnings of $3.5 million and an increase in the loss per share of $0.06 per diluted share.

(3) In the year-to-date period of 2004, the company recorded a net pretax loss of $2.8 million from the purchase and retirement of $37.9 million of Senior Notes due 2007 and 2009 for $10.4 million of cash and 3.9 million shares of common stock. In the year-to-date period of 2003, the company recorded pretax gains of $13.8 million resulting from the purchase and retirement of $50.5 million of Senior Notes for cash payments totaling $35.8 million. As of the dates below, long-term debt consisted of the following (in thousands):

	Oct. 2,	July 3,	Jan. 3,	Sept. 27,	Reduction
	2004	2004	2004	2003	3 Months	9 Months	12 Months
Senior Notes due 2007	$97,510	$97,510	$111,010	$135,010	$—	$(13,500)	$(37,500)
Senior Notes due 2009	89,273	89,273	113,715	134,450	—	(24,442)	(45,177)
Industrial revenue bonds	12,430	12,430	18,145	18,145	—	(5,715)	(5,715)
Other	2,110	2,414	2,598	2,905	(304)	(488)	(795)

	$201,323	$201,627	$245,468	$290,510	$(304)	$(44,145)	$(89,187)

(4) The company evaluates the performance of its manufacturing and retail segments based on earnings (loss) before interest, income taxes and general corporate expenses. A reconciliation of income (loss) from continuing operations before income taxes for the periods presented follows (dollars in thousands):

Three months ended:	Oct. 2,	Related	Sept. 27,	Related	%
	2004	Sales	2003	Sales	Change
Manufacturing segment inc. (loss)	22,092	8.2%	$(10,111)	(3.9%)	318%
Retail segment income (loss)	1,591	2.2%	(9,360)	(12.5%)	117%
General corporate expenses	(6,505)		(10,355)		37%
Mark-to-market charge for stock warrants	(2,300)		(2,500)
Intercompany eliminations	200		1,991
Goodwill impairment charges	—		(34,183)
Interest expense, net	(4,271)		(6,667)		36%

Income (loss) from continuing operations before income taxes	$10,807	3.4%	$(71,185)	(22.9%)	115%

Nine months ended:	Oct. 2,	Related	Sept. 27,	Related	%
	2004	Sales	2003	Sales	Change
Manufacturing segment inc. (loss)	$44,313	5.9%	$(3,954)	(0.5%)	1221%
Retail segment income (loss)	3,371	1.8%	(12,780)	(6.3%)	126%
General corporate expenses	(19,374)		(24,076)		20%
Mark-to-market charge for stock warrants	(3,500)		(2,500)
(Loss) gain on debt retirement	(2,776)		13,833
Intercompany eliminations	(500)		2,616
Goodwill impairment charges	—		(34,183)
Interest expense, net	(13,854)		(20,644)		33%

Income (loss) from continuing operations before income taxes	$7,680	0.9%	$(81,688)	(9.6%)	109%

For the quarter ended October 2, 2004, manufacturing results included income of $0.3 million and retail results included costs of $0.3 million related to closed locations. For the nine months then ended, manufacturing and retail segment income included net costs of $1.1 million and $0.4 million, respectively, related to closed locations.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)

(5) The effective tax rates for the periods presented differ from the 35% federal statutory rate because the company has a 100% deferred tax asset valuation allowance. In addition, the company is in a federal tax loss carryforward position and tax benefits can only be recorded to the extent of current taxable income. The income tax benefit in 2004 included a $12 million decrease in the allowance for tax adjustments, partially offset by state and foreign income taxes. The income tax benefit for 2003 included $3.0 million recorded to reduce the deferred tax asset valuation allowance following the completion of the company’s 2002 federal income tax return, which resulted in a larger refund than previously estimated, partially offset by state and foreign income taxes.

(6) In 2003 the company exited its consumer finance business, HomePride Finance Corp. Related amounts are presented as discontinued operations. In the year-to-date period of 2004, the company recorded income from discontinued operations due to the settlement of contractual obligations.

(7) EPS for periods reported reflect the adoption of EITF 03-6, which requires the use of the two-class method for enterprises with participating securities. The company’s participating securities consist of its convertible preferred stock and common stock warrants, which may participate in dividends paid on common stock pursuant to the terms of the securities. The company has no plans to pay dividends on its common stock in the near term.

(8) During the first quarter of 2003, the company finalized a $75 million revolving credit facility, which was used to issue letters of credit to replace cash collateral and resulted in the release of $49.8 million of restricted cash and $9.6 million of cash deposits. At the end of October 2004, the company had $60.8 million of letters of credit issued and no borrowings outstanding under this facility.

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CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
OTHER STATISTICAL INFORMATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	Oct. 2,	Sept. 27,	%	Oct. 2,	Sept. 27,	%
	2004	2003	Change	2004	2003	Change
MANUFACTURING
Homes sold
HUD Code
Multi-section	4,131	4,896	(16%)	12,126	14,371	(16%)
Single-section	760	934	(19%)	2,151	2,511	(14%)

Total HUD Code	4,891	5,830	(16%)	14,277	16,882	(15%)
Modular	893	723	24%	2,425	1,808	34%
Canadian	255	234	9%	696	693	0%

Total homes sold	6,039	6,787	(11%)	17,398	19,383	(10%)
Less: intercompany	493	597	(17%)	1,495	2,165	(31%)

Homes sold to independent retailers/builders	5,546	6,190	(10%)	15,903	17,218	(8%)
Total floors sold	11,582	12,837	(10%)	33,343	36,686	(9%)
Floors sold per average plant	399	378	6%	1,130	1,043	8%
Multi-section mix	84%	83%		85%	84%
Average home prices	$43,000	$37,000	16%	$41,500	$36,400	14%
Total HUD Code	$40,000			$38,900
Modular	$54,800			$52,600
Manufacturing facilities at period end	29	34	(15%)	29	34	(15%)
RETAIL
Homes sold
New homes	639	1,014	(37%)	1,744	2,612	(33%)
Pre-owned homes	309	327	(6%)	900	927	(3%)

Total homes sold	948	1,341	(29%)	2,644	3,539	(25%)
% Champion-produced new homes sold	89%	96%		90%	95%
New multi-section mix	93%	88%		92%	86%
Average number of new homes in inventory per sales center at period end	12.2	16.3	(25%)	12.2	16.3	(25%)
Average new home retail price	$106,100	$79,100	34%	$98,800	$75,700	31%
Average number of new homes retail sold per sales center per month	2.7	2.8	(4%)	2.5	2.4	4%
Average number of total homes retail sold per sales center per month	4.0	3.9	3%	3.7	3.4	9%
Sales centers at period end	81	80	1%	81	80	1%
CONSOLIDATED AT PERIOD END (in thousands)
Contingent repurchase obligations (est.)	$250,000	$250,000		$250,000	$250,000
Shares issued and outstanding	71,422	58,400	22%	71,422	58,400	22%

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